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                                                                    EXHIBIT 99

                 LIST OF ALBEMARLE CORPORATION OFFICERS*
                 --------------------------------------

          Name                Age                  Office
- ------------------           -----      ----------------------------
**Floyd D. Gottwald, Jr.      73        Chairman of the Board and of
                                        the Executive Committee, Chief
                                        Executive Officer, Director

**Charles B. Walker           57        Vice Chairman of the Board,
                                        Chief Financial Officer, Director

Thomas G. Avant               58        Senior Vice President - Finance

Dirk Betlem                   57        Senior Vice President - International

E. Whitehead Elmore           57        Senior Vice President, General Counsel,
                                        Corporate Secretary

John G. Dabkowski             47        Vice President and General Manager -
                                        Specialty Chemicals

Dixie E. Goins                45        Vice President - Research and
                                        Development

Robert G. Kirchhoefer         55        Treasurer

Victor L. McDearman           52        Vice President and General Manager -
                                        Bromine Chemicals

Charles E. Moore              55        Vice President - Engineering

George A. Newbill             53        Vice President - Manufacturing

Fred H. Speno                 58        Vice President - Human Resources

Gary L. Ter Haar              60        Vice President - Health and
                                        Environment

Michael D. Whitlow            43        Vice President - External Affairs

Edward G. Woods               54        Vice President - Business Development

* Among other changes the current list reflects E. Gary Cook's June 12, 1996 resignation as President and Chief Operating Officer and a Director. On August 12, 1996 the Company announced Dirk Betlem's promotion, effective August 15, 1996, to President and Chief Operating Officer and his election to membership on the Board of Directors, Executive Committee of the Board and Executive Committee as Management Committee. At the same time, the Company announced the election, effective September 1, 1996, of Dr. William
   M. Gottwald as Vice President - Corporate Strategy.
** Member of the Executive Committee